Exhibit 23.2


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated June 3, 1998 (except for Note 16, as to which the date is December 30, 1998), with respect to the financial statements and schedule of Vanstar Corporation incorporated by reference in the Registration Statement (Form S-3 No. 333-______) and related Prospectus of InaCom Corporation for the registration of 77,924 shares of its common stock.





Atlanta, Georgia
May 11, 1999